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                                                                    EXHIBIT 10.5


                       BORG-WARNER SECURITY CORPORATION
                       EXECUTIVE OFFICER INCENTIVE PLAN

                          (Effective January 1, 1997)
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ARTICLE I      GENERAL

     1.1. Purpose. The purpose of the Plan is to motivate and reward executive participants competitively for the attainment of specific annual performance objectives. The Plan is intended to attract and retain high-quality executive participants by linking a significant portion of their annual compensation to the accomplishment of financial and strategic goals of the Company.

     1.2. Effective Date. The Plan shall become effective as of January 1, 1997, subject to its approval by the Company's stockholders.

ARTICLE II     DEFINITIONS

     2.1. "Annual Incentive Award" means the cash amounts established by the Committee pursuant to Section 4.1.

     2.2.   "Board of Directors" means the Board of Directors of the Company.

     2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     2.4. "Commission" means the Securities and Exchange Commission or any successor agency.

     2.5.   "Committee" means the committee referred to in Section 6.1.

     2.6. "Company" means Borg-Warner Security Corporation, a Delaware corporation.

     2.7. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     2.8. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

     2.9. "Participant" means a person who is designated, pursuant to Section 3.1, to be eligible to receive benefits under the Plan.

     2.10. "Performance Goals" means the performance standards established by the Committee pursuant to Section 4.2.

     2.11. "Performance Period" means for each Participant, the period beginning on the first day of the applicable calendar year that said Participant was designated by the Company to participate in the Plan and ending on December 31st of that calendar year. For purposes of applying to Covered Employees (as defined in the Code) the various rules of the performance-based
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compensation exemption under Section 162(m)(4)(C) of the Code and the Treasury
Regulations issued thereunder, the Performance Period shall be the "period of service to which the Performance Goals relate" (as defined in Treasury Regulation Section 1.162-27(e)(2)).

     2.12. "Plan" means this Borg-Warner Security Corporation Executive Officer Incentive Plan, as amended from time to time.

     2.13. "Stock" means common stock, par value $.01 per share, of the Company.

     2.14.  "Stock Option" means a non-qualified stock option granted under
Article V.

ARTICLE III    ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. Participation in the Plan shall be limited to executive officers of the Company who are designated to be eligible by the Committee.

ARTICLE IV     ANNUAL INCENTIVE AWARDS

     4.1.   Annual Incentive Award.

     (a) On or about the commencement of each Performance Period under the Plan, the Committee shall establish an Annual Incentive Award for each Participant for such Performance Period. Each Annual Incentive Award may have multiple potential award payouts. Each such award payout will correspond with a different Performance Goal. The level of attainment of a Participant's Performance Goals determines the amount of the award that the Company will pay such Participant. Only one Annual Incentive Award shall be established for any one Participant in any Performance Period.

     (b) All Annual Incentive Awards and corresponding Performance Goals shall be established:

            (i) For persons designated by the Company to participate in the Plan on or before the first day of the respective calendar year, before April 1st of the Performance Period.

            (ii) For persons designated by the Company to participate in the Plan after the first day of the respective calendar year, before the day representing one-fourth of the number of days from the day said Participant was first so designated by the Company during the respective calendar year to the subsequent December 31st.

     In all cases, at such time that the Annual Incentive Awards are established, the outcome of the corresponding Performance Goals must be substantially uncertain. Performance Goals must be finalized in writing by the Committee on or prior to the applicable deadline described in the preceding sentences.

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     4.2. Performance Goals.

          (a) The Performance Goals set by the Committee shall be based on specified criteria, as determined by the Committee and shall be based on objective business criteria. The Committee shall establish specific performance targets with respect to the chosen business criteria. The business criteria shall include one or more of the following: earnings per share, total shareholder return, return on equity, return on capital, market share, stock price, sales, costs, net income, cash flow, retained earnings, results of customer satisfaction surveys, shareholder value, aggregate product price and other product price measures, safety record, service reliability, operating and maintenance cost management, and other quantifiable business criteria. Performance Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. At the time of establishing Performance Goals, the Committee shall specify the manner in which such Performance Goals shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Performance Goal.

          (b)  For all Covered Employees, all of the provisions of this Section
4.2 are subject to the requirement that all Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the Treasury Regulations issued thereunder.

     4.3. Maximum Cash Payment Under an Annual Incentive Award. The maximum Annual Incentive Award cash payment that may be made to any Participant with respect to any Performance Period pursuant to this Plan is two times the Participant's gross base salary for the Performance Period.

     4.4. Committee Discretion to Adjust Awards. At any time prior to the time the Committee determines, pursuant to Section 4.6, the amount of the Annual Incentive Award to be paid to a Participant hereunder, the Committee shall have the authority to modify, amend, or adjust the terms and conditions of such Annual Incentive Awards, the terms and conditions of the corresponding Performance Goals, the manner in which such Performance Goals are calculated and/or the amount of Annual Incentive Awards payable. However, the Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Annual Incentive Awards payable to a Covered Employee or to take any other action to the extent that such action or the Committee's ability to take such action would cause any payment under the Plan to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the Treasury Regulations issued thereunder.

     4.5. Conflict with Employment Agreements. If the Plan conflicts with any employment agreement between the Company and a Participant, then the terms of the Plan shall control.

     4.6. Committee Determination of Annual Incentive Awards Payable. After a Performance Period has ended, each Participant shall be entitled to receive the Annual Incentive Award as

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determined by the Committee. The Committee shall determine the extent to which
(i) the Performance Goals set pursuant to Section 4.2 have been met and (ii) any Annual Incentive Awards are payable. No cash payment shall be made hereunder prior to written certification by the Committee that the applicable Performance Goal(s) have been satisfied to a particular extent for the Performance Period.

     4.7. Settlement of Annual Incentive Award. The Company shall pay to each Participant the cash amount determined by the Committee pursuant to Section 4.6 as soon as practicable following such determination; provided that the Company shall have the right to deduct from all payments of Annual Incentive Awards hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions and pay the applicable amounts to the appropriate taxing authorities.

     4.8. Distribution upon Termination of Employment. If a Participant's employment terminates prior to the end of the Performance Period, such Participant will be eligible for a pro-rated portion of the Annual Incentive Award that would have otherwise been payable to the Participant after the end of the applicable Performance Period based upon the number of days that Participant is employed during the applicable Performance Period. Any such distribution will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period unless otherwise determined by the Committee.

ARTICLE V      STOCK OPTION AWARDS

     5.1. Stock Options Subject to Plan.

          (a) Subject to adjustment as provided herein, the total number of shares of stock options of the Company available for grant under the Plan shall be 150,000, provided that no "Covered Employee" (as such term is defined in Section 162(m) of the Code) shall be granted more than 136,800 stock options in any taxable year. Shares subject to an award under the Plan may be authorized and unissued shares or may be treasury shares.

          (b) If any Stock Option terminates without being exercised, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

          (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

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          (d)  Stock Options may be granted alone or in addition to other Annual
Incentive Awards granted under the Plan.

     5.2. Stock Option Agreements.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. The grant of a Stock Option shall occur on the date the committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

ARTICLE VI     ADMINISTRATION

     6.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other Committee of the Board of Directors, composed exclusively of not less than two outside directors, as such term is used in section 162(m) of the Code, and non-employee directors, as such term is defined in Rule 16b-3(b)(3) promulgated by the Commission under the Exchange Act (or any successor definition promulgated by the Commission), each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

     6.2. General Rights, Powers, and Duties of Committee. The Committee will be responsible for the management, operation, and administration of the Plan. Subject to the limitations contained in Section 4.4 and to the remaining terms of the Plan, the Committee will have the following powers, rights and duties in addition to those provided elsewhere in the Plan:

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          (a)  To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

          (b) To direct the payment of awards under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

          (c) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

     The Committee will also have the authority to adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it may, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any other agreement relating thereto), and to otherwise supervise the administration of the Plan.

     Any determination made by the Committee pursuant to the provisions of the Plan with respect to any grants, payments or other transactions under the Plan shall be made in the sole discretion of the Committee at the time of the grant, payment or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

     6.3. Information to be Furnished to Committee. Participants and their beneficiaries shall furnish to the Committee such necessary evidence, data or information and execute such documents as the Committee requests.

     6.4. Responsibility and Indemnification. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

ARTICLE VII    AMENDMENT AND TERMINATION

     7.1. Amendment. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or by agreement.

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     7.2.  Company's Right to Terminate.  The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time.

ARTICLE VIII   MISCELLANEOUS

     8.1. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

     8.2. No Right to Company Assets. No Participant or any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. A Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

     8.3. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of any Participant, shall obligate any Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to any Participant.

     8.4. Other Benefits. No payment made under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

     8.5. Offset. If, at the time payments are to be made hereunder, a Participant is indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

     8.6. Non-assignability. No Participant or any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber,

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transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by any Participant or any other person, or be transferable by operation of law in the event of any Participant's or any other person's bankruptcy or insolvency.

     8.7. Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee, c/o the Director of the Compensation Department of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     8.8. Governing Laws. The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware.

     8.9. Gender and Number. Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

     8.10. Severability. In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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